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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 1994, with respect to the consolidated financial statements of Southwest Bankers, Inc. and subsidiaries, included in the Proxy Statement filed by Compass Bancshares, Inc. which is made a part of the Registration Statement (Form S-4) and Prospectus of Compass Bancshares, Inc. for the registration of 950,000 shares of its $2.00 common stock.

                                                        /s/ Ernst & Young LLP
                                                            ERNST & YOUNG LLP

San Antonio, Texas
October 5, 1994